UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2012
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective April 4, 2012, Strategic American Oil Corporation (the "Company") effected a name change on the OTC Bulletin Board to Duma Energy Corp.

This name change was effective under Nevada corporate law as of April 4, 2012, pursuant to Articles of Merger that were previously filed with the Nevada Secretary of State on March 23, 2012. Pursuant to such Articles of Merger, our Company merged with its wholly-owned subsidiary, Duma Energy Corp. The merger is in the form of a parent/subsidiary merger, with our Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provided that, upon completion of the merger effective on April 4, 2012, our Company's Articles of Incorporation would be amended as of such date to change the Company's name to "Duma Energy Corp."

Also effective April 4, 2012, the Company effected a reverse stock split (the "Reverse Split") of its authorized and issued and outstanding shares of common stock on a one new share for twenty-five old share basis (1:25), as set forth in a Certificate of Change filed with the Nevada Secretary of State, which are attached as exhibits to this Current Report on Form 8-K.

As a result of the Reverse Split, the Company's authorized share capital decreased from 500,000,000 shares of common stock to 20,000,000 shares of common stock and correspondingly, the Company's issued and outstanding share capital decreased from 269,742,986 shares of common stock to 10,789,712 shares of common stock.

Item 8.01     Other Events

The Reverse Split became effective with the OTC Bulletin Board at the opening for trading on April 4, 2012 under the stock symbol "SCGAD", and the "D" in the Company's symbol (which signifies a stock split) will be removed 20 business days from April 4, 2012. The Company's new CUSIP number is 264567108.

Item 9.01     Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada on March 22, 2012.
3.2	Articles of Merger as filed with the Nevada Secretary of State on March 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: April 4, 2012	/s/ Jeremy Driver Name: Jeremy Driver Title: President, Chief Executive Officer and a director

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